EXHIBIT 4c



        English translation from the original Japanese-language document


                                                                  August 5, 2003

To Whom It May Concern:

                                   Company Name       : Toyota Motor Corporation
                                   Representative     : Fujio Cho, President
                                   Code Number        : 7203
                                   Contact Person     : Takahiko Ijichi
                                                        General Manager
                                                        Accounting Division
                                                        Tel. (0565) 28-2121

      Revisions to the FY2004 Semi-Annual Unconsolidated Business Forecast
      --------------------------------------------------------------------
         (All financial information has been prepared in accordance with accounting principles generally accepted in Japan)


Based on the recent trends in business performance and other factors, Toyota Motor Corporation hereby makes the following revisions to the FY2004 semi-annual (April 1, 2003 to September 30, 2003) unconsolidated business forecast disclosed upon the announcement of the financial statements of FY2003 on May 8, 2003:

1. Revisions to the FY2004 semi-annual (April 1, 2003 to September 30, 2003) unconsolidated business forecast

-------------------------------------------------------------------------------------------------------
                                       Net sales           Ordinary income           Net income
-------------------------------------------------------------------------------------------------------
   Previous forecast (A)          (Y)4,100.0 billion       (Y)330.0 billion       (Y)210.0 billion
-------------------------------------------------------------------------------------------------------
   Revised forecast (B)           (Y)4,200.0 billion       (Y)430.0 billion       (Y)280.0 billion
-------------------------------------------------------------------------------------------------------
   Amount changed (B) - (A)         (Y)100.0 billion       (Y)100.0 billion        (Y)70.0 billion
-------------------------------------------------------------------------------------------------------
   % of change                           2.4%                    30.3%                   33.3%
-------------------------------------------------------------------------------------------------------
   (Reference)
   FY2003 semi-annual results
   (April 1, 2002 to September    (Y)4,204.7 billion       (Y)481.7 billion       (Y)382.2 billion
   30, 2002)
-------------------------------------------------------------------------------------------------------

2.  Reasons for the Revisions

    The FY2004 semi-annual (April 1, 2003 to September 30, 2003) unconsolidated business performance is expected to exceed the previously announced business forecast due to the yen remaining weaker than expected on the exchange market, the steady increase in the number of units sold in the overseas markets, and other factors.

         Cautionary Statement with Respect to Forward-Looking Statements

              This statement on business performance forecast contains forward-looking statements that reflect Toyota's plans and expectations. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Toyota's actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. These factors include: (i) changes in economic conditions affecting, and the competitive environment in, the automotive markets in Japan, North America, Europe and other markets in which Toyota operates; (ii) fluctuations in currency exchange rates, particularly with respect to the value of the Japanese yen, the U.S. dollar, the euro and the British pound; (iii) Toyota's ability to realize production efficiencies and to implement capital expenditures at the levels and times planned by management; (iv) changes in the laws, regulations and government policies affecting Toyota's automotive operations, particularly laws, regulations and policies relating to environmental protection, vehicle emissions, vehicle fuel economy and vehicle safety, as well as changes in laws, regulations and government policies affecting Toyota's other operations, including the outcome of future litigation and other legal proceedings; (v) political instability in the markets in which Toyota operates; (vi) Toyota's ability to timely develop and achieve market acceptance of new products; and
(vii) fuel shortages or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to, or difficulties in, the employment of labor in the major markets where Toyota purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Toyota's actual results, performance, achievements or financial position is contained in the "Operating and Financial Review and Prospects" and "Information on the Company" sections and elsewhere in Toyota's annual report on Form 20-F, which is on file with the United States Securities and Exchange Commission.